UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 17, 2020

TAURIGA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-53723	30-0791746
(State or other jurisdiction of incorporation)	(Commission File #)	(IRS Employer Identification Number)

555 Madison Avenue, 5th Floor

New York, NY

(Address of principal executive office)

Tel: (917) 796-9926

(Registrant’s telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TAUG	OTCQB

Item 1.01	Entry into a Material Definitive Agreement.

Collaboration Agreement with Aegea Biotechnologies Inc.

On April 3, 2020, Tauriga Sciences, Inc. (OTCQB stock symbol: TAUG, the “Company”) entered into a collaboration agreement (“Collaboration Agreement”) with Aegea Biotechnologies Inc. (“Aegea”), for the purpose of together developing a Rapid, Multiplexed Novel Coronavirus (COVID-19) Point of Care Test with Superior Sensitivity and Selectivity (the “SARS-Col 2 Test”).

Whereas, the parties believe that the benefits of the SARS-CoV-2 Test are as follows: A Rapid SARS-CoV-2 test with unprecedented sensitivity and specificity will eliminate false negatives and false positives and has the ability to detect and measure viral shed, even in patients who are asymptomatic. This will directly help minimize and contain disease spread throughout the global community as the world (global economy) attempts to return to normal functioning over the next 6-18 months. Moreover, this SARS-CoV-2 test would use Aegea’s patented technologies, including Selector Technology, to take coronavirus testing to the next level by differentiating different strains of SARS-CoV-2. The test would be adaptable to additional SARS-CoV-2 strain types as necessary and as the virus mutates. It also could rapidly be customized to provide similarly sensitive and specific assays for other viruses, current or future.

Tauriga will raise funding for the purposes set forth in this Agreement from its $5,000,000 Equity Line of Credit (“ELOC”) having a 3-year duration beginning on March 16, 2020. Under this agreement, the Company will use proceeds from put notices, net 12% discount from the lowest VWAP of the Common Stock during the five (5) consecutive trading days (“Net Proceeds”). Seventy percent (70%) of the Net Proceeds from the sale of the initial 10,000,000 shares of stock of Tauriga using the ELOC will be transferred to and invested in Aegea for the purchase of common stock of Aegea, pursuant to the terms of the Stock Purchase Agreement at a purchase price of Four Dollars ($4.00) per share for the sale of the initial 10,000,000 shares of Tauriga using the ELOC. After the initial 10,000,000 shares, twenty percent (20%) of all subsequent Net Proceeds generated using the ATM Facility shall be used to purchase additional shares of common stock of Aegea pursuant to the terms of the Stock Purchase Agreement. The $4.00 stock price corresponds to a current pre-money valuation of Aegea of $25,000,000 for each tranche of cash, up to the first $2,000,000 of Tauriga investment in Aegea. The Aegea agreed upon valuation will be re-negotiated by the parties after the first $2,000,000 of Tauriga investment is received by Aegea. Tauriga shall issue to Aegea 5,000,000 common shares of Tauriga common stock within 90 days of the Effective Date of this Agreement (Rule 144 Date shall begin from the date of execution of Agreement). This Agreement will commence on the Effective Date and will continue indefinitely, unless amended or terminated by mutual written agreement by both parties.

Convertible Note – Adar Alef, LLC

On March 17, 2020, the Company entered into security purchase agreement with Adar Alef, LLC whereby the Company issued an 8% convertible redeemable note in the principal amount of $44,000. The note was funded with net proceeds of $37,800, after the deduction of $4,000 for OID and $2,200 in legal fees. The note has a maturity date of March 17, 2021. The face value amount plus accrued interest under the note are convertible into shares of the Company’s common stock at a price for each share of common stock equal to 65% of the lowest daily VWAP of the common stock as reported on the National Quotations Bureau OTC Markets market for the 20 prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent. In the event the Company experiences a DTC “chill” on its shares, the conversion price shall be decreased to 55% instead of 65% while that “chill” is in effect. Upon an event of default, principal and accrued interest will become immediately due and payable under the notes. Additionally, upon an event of default, both notes will accrue interest at a default interest rate of 24% per annum or the highest rate of interest permitted by law. During the first 180 days following entry into this note, the Company may redeem this Note by paying to the Holder an amount equal to the sum of 140% of the face amount plus any accrued interest. This Note may not be prepaid after the 6-month anniversary of entry. The redemption must be closed and paid for within 3 business days of the Company sending the redemption demand or the redemption will be invalid, and the Company may not redeem this Note. In the event this Note is not prepaid within the 6-month period, the Conversion Price described in Section 4(a) shall be decreased from 65% to 60% (reflecting an effective conversion discount of 40%). Further, certain events of default may trigger penalty and liquidated damage provisions. This note contains a provision where if the Company shall have defaulted on or breached any term of any other note of similar debt instrument into which the Company has entered and failed to cure such default within the appropriate grace period they would be considered in default of this note. The Company shall establish an initial reserve of 7,584,500 shares of its common stock and at all times reserve a minimum of 4 times the amount of shares required if the note were to fully convert.

Convertible Note – Tangiers Global, LLC

On March 23, 2020, the Company effectuated a six-month convertible promissory note with Tangiers Global, LLC. The Company received funds in the amount of $41,000 after reduction of the Original Issue Discount of $2,050. The $43,050 face value note matures on September 23, 2020 and bears an annual interest rate of 5%. This note has a fixed conversion price of $0.03 per share. In the event of default this note will accrue at a rate of 15% per annum or the highest rate permitted by law.  The Company may redeem the note by paying to Tangiers an amount as follows: (i) if the redemption is within the first 30 days of the issuance date, then for an amount equal to 110% of the unpaid principal amount of this Note along with any interest that has accrued during that period, (ii) if the redemption is after the 31st day, but by the 60th day of the issuance date, then for an amount equal to 115%, (iii) if the redemption is after the 61st day, but by the 90th day of the issuance date, then for an amount equal to 120%, (iv) if the redemption is after the 91st day, but by the 180th day of the issuance date, then for an amount equal to 133%.  After 180 days from the effective date, the Company may not pay this note, in whole or in part without prior written consent by Holder.  The Company covenants that it will at all times reserve and keep available for Tangiers, out of its authorized and unissued Common Stock five times the number of shares of Common Stock as shall be issuable upon the full conversion of this Note. If the Note is not retired on or before the Maturity Date, then at any time and from time to time after the Maturity Date, and subject to the terms hereof and restrictions and limitations contained herein, the Tangiers shall have the right, at the Tangiers’s sole option, to convert in whole or in part the outstanding and unpaid Principal Amount under this Note into shares of Common Stock at the Variable Conversion Price which shall be equal to the lower of: (a) the Fixed Conversion Price or (b) 65% of the lowest volume weighted average price of the Company’s Common Stock during the 20 consecutive Trading Days prior to the date on which Tangiers elects to convert all or part of the Note. If the Company is placed on “chilled” status with the DTC, the discount shall be increased by 10%, i.e., from 35% to 45%, until such chill is remedied. If the Company is not DWAC eligible through their transfer agent and DTC’s FAST system, the discount will be increased by 5%, i.e., from 35% to 40%. In the case of both, the discount shall be a cumulative increase of 15%, i.e., from 35% to 50%. Tangiers may not engage in any “shorting” or “hedging” transaction(s) in the Common Stock of the Company prior to conversion. In the “Event of Default”, defined (i) a default in payment of any amount due hereunder; (ii) a default in the timely issuance of underlying shares, which default continues for 2 Trading Days after the Company has failed to issue shares or deliver stock certificates within the 3rd Trading Day following the Conversion Date; (iii) if the Company does not issue the press release or file the Current Report on Form 8-K; (iv) failure by the Company for 3 days after notice has been received by the Company to comply with any material provision of this Note; (iv) any representation or warranty of the Company in this Note that is found to have been incorrect in any material respect when made, including, without limitation, the Exhibits; (vi) failure of the Company to remain compliant with DTC, thus incurring a “chilled” status with DTC; (vii) any default of any mortgage, indenture or instrument which may be issued, or by which there may be secured or evidenced any indebtedness, for money borrowed by the Company or for money borrowed the repayment of which is guaranteed by the Company, whether such indebtedness or guarantee now exists or shall be created hereafter; (viii) if the Company is subject to any Bankruptcy Event; (ix) any failure of the Company to satisfy its “filing” obligations under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the rules and guidelines issued by OTC Markets News Service, OTC Markets Group, Inc. and their affiliates; (x) failure of the Company to remain in good standing under the laws of its state of domicile; (xi) any failure of the Company to provide the Tangiers with information related to its corporate structure including, but not limited to, the number of authorized and outstanding shares, public float within 1 Trading Day of request by Tangiers; (xii) failure by the Company to maintain the Required Reserve; (xiii) failure of Company’s Common Stock to maintain a closing bid price in its Principal Market for more than 3 consecutive Trading Days; (xiv) any delisting from a Principal Market for any reason; (xv) failure by Company to pay any of its transfer agent fees in excess of $2,000 or to maintain a transfer agent of record; (xvi) failure by Company to notify Tangiers of a change in transfer agent within 24 hours of such change; (xvii) any trading suspension imposed by the United States Securities and Exchange Commission (the “SEC”) under Sections 12(j) or 12(k) of the 1934 Act; (xviii) failure by the Company to meet all requirements necessary to satisfy the availability of Rule 144 to the Tangiers or its assigns, including but not limited to the timely fulfillment of its filing requirements as a fully- reporting issuer registered with the SEC, requirements for XBRL filings, and requirements for disclosure of financial statements on its website; or (xix) failure of the Company to abide by the Use of Proceeds or failure of the Company to inform the Tangiers of a change in the Use of Proceeds. If an Event of Default occurs, the outstanding Principal Amount of this Note owing in respect thereof through the date of acceleration, shall become, at the Tangiers’s election, immediately due and payable in cash at the “Mandatory Default Amount”. The Mandatory Default Amount means 33% of the outstanding Principal Amount of this Note will be automatically added to the Principal Sum of the Note and tack back to the Effective Date for purposes of Rule 144. Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, this Note shall accrue additional interest, in addition to the Note’s “guaranteed” interest, at a rate equal to the lesser of 15% per annum or the maximum rate permitted under applicable law. In connection with such acceleration described herein, the Tangiers need not provide, and the Issuer hereby waives, any presentment, demand, protest or other notice of any kind, and the Tangiers may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by the Tangiers at any time prior to payment hereunder and the Tangiers shall have all rights as a Tangiers of the note until such time, if any, as the Tangiers receives full payment. No such rescission or annulment shall affect any subsequent event of default or impair any right consequent thereon.

The foregoing description of the Collaboration Agreement, Securities Purchase Agreement and the Convertible Note do not purport to be complete and are qualified in their entirety by reference to the respective agreements, which are filed as exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this current report on Form 8-K are incorporated by reference in this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this current report on Form 8-K are incorporated by reference in this Item 3.02.

Item 8.01	Other Events.

On April 7, 2020, the Company issued a press release announcing that it had entered into a Collaboration Agreement with Aegea Biotechnologies Inc. to develop a multiplexed novel Coronavirus (COVID-19) test designed to Exhibit superior performance, which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in this Item 8.01, and the press release annexed as exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall the information in this Item 8.01 or such press release be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Exhibits Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Collaboration Agreement with Aegea Biotechnologies Inc. dated April 3, 2020
10.2	Convertible Note between the Company and Adar Alef, LLC, dated March 17, 2020
10.3	Securities Purchase Agreement between the Company and Adar Alef, LLC, dated March 17, 2020
10.4	Convertible Note between the Company and Tangiers Global, LLC dated March 23, 2020.
99.1	Press release, dated April 7, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2020

TAURIGA SCIENCES, INC.

By:	/s/ Seth M. Shaw
Seth M. Shaw
Chief Executive Officer